UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2020

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, Virginia	22310	www.vsecorp.com
(Address of Principal Executive Offices)	(Zip Code)	(Webpage)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Securities registered pursuant to Section 12(g) of the Act:  None

VSE CORPORATION

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officer; Compensatory Arrangement of Certain Officers.
On April 20, 2020, Mr. Paul Goffredi announced his departure as President of VSE Aviation, Inc., a subsidiary of VSE Corporation (“the Company”), effective on May 1, 2020.
Effective May 1, 2020, Mr. John A. Cuomo, CEO and President of VSE Corporation, also will act as interim President of VSE Aviation, Inc. until a replacement can be appointed. Mr. Cuomo has been the President and CEO of VSE Corporation since April 2019. Prior to VSE, Mr. Cuomo spent 19 years in the aerospace industry, including senior leader roles with Boeing Distribution Services Inc., KLX Inc., and B/E Aerospace, Inc.
In connection with Mr. Goffredi’s departure, the Company and Mr. Goffredi entered into a separation and release agreement (“Separation Agreement”) on April 20, 2020. Under the terms of the Separation Agreement, Mr. Goffredi resigned as an officer of the Company and as an officer and director of its subsidiaries, including VSE Aviation, Inc. The Company will pay Mr. Goffredi a lump sum severance payment of $335,000. Among other mutual promises, terms and conditions, the Separation Agreement provides that Mr. Goffredi will not compete with VSE or its subsidiaries for a period of one year ending on April 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	April 24, 2020	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary